TELVUE CORPORATION
                          16000 HORIZON WAY, SUITE 500
                              MT. LAUREL, NJ  08054
                                  (856) 273-8888

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD AT 10:00 A.M.,
                                   JUNE 14, 2002


TO THE STOCKHOLDERS OF TELVUE CORPORATION:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation ("TelVue"), will be held at the Hampton Inn at 5000 Crawford Place, Mt. Laurel, NJ 08054 on June 14, 2002 at 10:00 A.M. for consideration of and action upon the following matters:
I.	Election of six (6) directors to hold office for the ensuing year and until their successors have been duly elected and qualified;
      and
II.	   Such other matters as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 9, 2002 as the record date for determination of holders of Common Stock of TelVue entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

     THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TELVUE.

     STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF TELVUE IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                     BY ORDER OF THE BOARD OF DIRECTORS:


                                     Irene A. DeZwaan, Secretary


May 10, 2002

                             TELVUE CORPORATION
                          16000 HORIZON WAY, SUITE 500
                             MT. LAUREL, NJ  08054
                                 (856) 273-8888

                                            DATED May 10, 2002

                           PROXY STATEMENT

     This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying proxy on or about May 10, 2002, to each stockholder of record of TelVue Corporation ("TelVue") at the close of business on May 9, 2002 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of TelVue to be held on June 14, 2002 at 10:00 A.M. at the Hampton Inn at 5000 Crawford Place, Mt. Laurel, NJ 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                           REVOCABILITY OF PROXY

     Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

     Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of TelVue in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                         DISSENTER'S RIGHT OF APPRAISAL

     The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                        PERSONS MAKING THE SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of TelVue. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of TelVue, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by TelVue. TelVue will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of TelVue's Common Stock outstanding was 24,778,726 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 3,518,694 shares of TelVue's Preferred Stock outstanding. The Preferred Stock does not have any voting rights until it is converted into Common Stock. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at
6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock. The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of common stock represented by such proxy will be considered present at the meeting for purposes of determining the presence of a quorum. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of TelVue from Science Dynamics Corporation, cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of TelVue. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of TelVue at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of the Record Date, certain information with respect to each person who was known to TelVue to be a beneficial owner of more than five percent (5%) of TelVue's Common Stock.

NAME AND ADDRESS             AMOUNT AND NATURE OF         PERCENT OF
OF BENFICIAL OWNER           BENEFICIAL OWNERSHIP         CLASS (1)

H. F. (Gerry) Lenfest             67,931,746 (2)             86.9%
1332 Enterprise Drive
West Chester, PA  19380
Chairman of the Board of Directors

(1) As of the Record Date, 24,778,726 shares of Common Stock were outstanding.

(2)  Includes 23,459,133 shares of Common Stock issuable upon
     conversion of Preferred Stock owned by Mr. Lenfest.   Includes Warrants
     to acquire up to 29,915,160 additional shares of Common Stock. Does not include undeclared and unpaid dividends on the Preferred Stock as of March 31, 2002, which may be converted into shares of Common

Stock.Security Ownership of Management

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and named executive officers of TelVue and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

NAME AND ADDRESS             AMOUNT AND NATURE OF         PERCENT OF
OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP         CLASS (1)

H. F. (Gerry) Lenfest             67,931,746 (2)             86.9%
1332 Enterprise Drive
West Chester, PA  19380
Chairman of the Board of Directors

Frank J. Carcione                    417,500 (3)              1.7%
Chief Executive Officer, President
and Director

Joseph M. Murphy                     350,000 (4)              1.4%
Executive Vice President Sales and
Operations Division President of
Source Communications Group and
Director

Joy Tartar                             7,143                   -
Director

Jeffrey Kraengel                     200,000 (5)               .8%
Executive Vice President -
Source Division

All Directors and Officers as      69,131,389 (2) (3) (4)     87.7%
a Group (7 persons)                           (5) (6)

(1) As of the Record Date, 24,778,726 shares of Common Stock were outstanding.

(2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include undeclared and unpaid dividends on the Preferred Stock as of March 31, 2002, which may be converted into shares of Common Stock.

(3) Includes 225,000 shares issuable to Frank Carcione upon exercise of stock options held by Mr. Carcione, of which 150,000 shares are exercisable as of the Record Date.

(4) Includes 190,000 shares issuable to Joseph Murphy upon exercise of stock options held by Mr. Murphy, of which 127,500 shares are exercisable as of the Record Date.

(5) Includes 200,000 shares issuable to Jeffrey Kraengel upon exercise of stock options held by Mr. Kraengel, of which 100,000 shares are exercisable as of the Record Date.

(6) Includes 100,000 shares issuable to Irene DeZwaan upon exercise of stock options held by Ms. DeZwaan, of which 50,000 shares are exercisable as of the Record Date.


PROPOSAL 1

                           ELECTION OF DIRECTORS

     Six (6) directors will be elected to hold office subject to the provisions of TelVue's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. The following table sets forth the name, age, position with TelVue and respective director service dates of each person who has been nominated to be a director of TelVue:

   NAME                  AGE        POSITION(S)          DIRECTOR
                                    WITH TELVUE            SINCE

H. F. (Gerry) Lenfest     71        Chair and Director     1989

Frank J. Carcione         61        President, Chief       1990
                                    Executive Officer,
                                    and Director

Joseph M. Murphy          48        Executive Vice         1997
                                    President of Sales
                                    and Operations,
                                    Division President of
                                    Source Communications
                                    Group, and Director

H. Chase Lenfest          38        Director               1999

Joy Tartar                40        Director               2001

Neil Heller               51        N/A

     The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

     H. F. Lenfest has been a director of TelVue since 1989. Mr. Lenfest has interests in various privately held companies and has been the CEO of Starnet, LP since January 2000. From 1974 until January 2000, Mr. Lenfest was the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries. Lenfest Communications, Inc. and its subsidiaries were engaged in operating cable television systems, and providing cable advertising and programming. He is the father of H. Chase Lenfest.

     Frank J. Carcione has been a director of TelVue since 1990. He became the Executive Vice President in May 1990, and was elected President and Chief Executive Officer in May 1991. From August 1989 to May 1990, he held the position of Vice President (marketing, sales, pay-per-view and franchise relations) with Garden State Cablevision, L.P., a New Jersey cable television operator and an affiliate of The Lenfest Group of companies. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision, L.P.

     Joseph M. Murphy has been a director of TelVue since 1997. He is the Executive Vice President of Sales and Operations of TelVue and Division President of Source Communications Group ("Source"). Mr. Murphy was appointed to the position of Division President in March 2001. Mr. Murphy has held the position of Executive Vice President of Sales and Operations since September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining TelVue in 1986.

     H. Chase Lenfest has been a director of TelVue since June 1999. Since January 2000, Mr. Chase Lenfest has been the Executive Vice President of The Lenfest Group, LLC and the Principal of Lenfest Enterprises, LLC, a venture capital company. Mr. Chase Lenfest has also been the owner of WWAC-TV, a television station in Atlantic City, NJ since July 2000. From December 1998 until January 2000, Chase Lenfest was the Vice President of Local Sales of Lenfest Advertising, Inc., a subsidiary of Lenfest Communications, Inc. From January 1996 through January 1997, he was the Regional Photo Classified Manager of Lenfest Programming Services, Inc., a subsidiary of Lenfest Communications, Inc. From February 1994 through January 1996, he was employed by TelVue as a Special Projects Manager. From March 1988 until January 1994, he was a stockbroker with Wheat First Butcher & Singer. He is the son of H.F. Lenfest.

     Joy Tartar, CPA, has been the Chief Financial Officer for the Lenfest Group, LLC since January 2000. From January 1996 through December 1999, Ms. Tartar was the Vice President of Finance for Radius Communications, a cable advertising and sales company serving the greater Philadelphia and Harrisburg, PA areas, and a former subsidiary of Lenfest Communications, Inc. From January 1994 through December 1995, Ms. Tartar was the Controller for Starnet, Inc., a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc.

     Neil Heller has been the Co-Chairman of Katalyst LLC since the company's inception in September 1999. He is also the Managing General Partner of Katalyst Venture Partners I. Katalyst LLC offers business advisory and merchant banking services to companies in a variety of businesses. Katalyst Venture Partners I operates as a venture fund. H.F. Lenfest owns a minority interest in Katalyst LLC. From 1991 to 1998 Mr. Heller was the CEO of TVSM, Inc, the largest publisher of customized cable magazines in the United States. Mr. Heller held the position of President of TVSM, Inc. from 1980 through 1990. TVSM, Inc. was sold in 1998 to Newscorp, the owner of TV Guide Magazine.

Meetings of the Board of Directors and Committees

     The Board of Directors held two meetings during the year ended December 31, 2001, and acted by unanimous consent on several other occasions during 2001. All directors attended at least 100% of the Board meetings except H. Chase Lenfest and Joy Tartar who attended 50% of the meetings. TelVue has no nominating, compensation or stock option committees. The entire Board of Directors has taken on audit committee functions since 2001. There was one meeting of the Board of Directors with respect to audit committee functions and disclosures in 2001.

     The employee directors of TelVue receive no compensation. Non-employee directors (other than H.F. Lenfest and H. Chase Lenfest) receive $500 paid in shares of common stock of TelVue for each meeting of the Board attended.

Board of Directors Report Regarding Audit Committee Disclosures:

     The Board of Directors has assumed the functions of an Audit Committee since 2001. TelVue has not adopted an audit committee charter. The Board of Directors has reviewed and discussed TelVue's audited financial statements with management. The Board of Directors has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committee) with Pressman Ciocca Smith LLP, TelVue's independent accountants.

     The Board of Directors has received written disclosures from Pressman Ciocca Smith LLP required by Independence Standards Board Standard No. 1 (which relate to the accountant's independence from TelVue) and has discussed with Pressman Ciocca Smith LLP their independence from TelVue. The Board of Directors has considered whether the provision of the foregoing services is compatible with maintaining Pressman Ciocca Smith LLP's independence.

     Based on the review and discussions referenced above, the Board of Directors recommended that TelVue's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

             Board of Directors:
             H. F. Lenfest
             H. Chase Lenfest
             Frank J. Carcione
             Joseph M. Murphy
             Joy Tartar

Executive Compensation


SUMMARY COMPENSATION TABLE

                               SUMMARY COMPENSATION TABLE


Name & Principal    Year   Annual   Bonus   Annual       Other     Options
Position                   Salary         Commissions    Annual     SARs(#)
                                                      Compensation

Frank J. Carcione    2001  $165,000    -        -       $4,125(1)     -
President and Chief  2000   147,420    -        -        3,686(1)     -
Executive Officer    1999   140,400    -        -        3,510(1)  300,000(2)

Joseph M. Murphy     2001  $143 933    -     $23,753    $3,457(1)     -
President and Chief  2000   105,856 $10,000   18,080     1,950(1)     -
Executive Officer    1999    97,519    -      45,799     2,438(1)  250,000(3)

Jeffrey Kraengel     2001  $116,539    -        -       $2,481(1)  200,000(4)
President and Chief  2000      -       -        -         -           -
Executive Officer    1999      -       -        -         -           -


(1)  Company funded contributions to TelVue's Simplified Pension Plan.

(2) Includes 300,000 shares of common stock granted to Frank J. Carcione under the 1999 Stock Option Plan at a purchase price of $.07 per share.

(3) Includes 250,000 shares of common stock granted to Joseph Murphy under the 1999 Stock Option Plan at a purchase price of $.07 per share.

(4) Includes 200,000 shares of common stock granted to Jeffrey Kraengel under the 1999 Stock Option Plan at a purchase price of $.045 per share.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                              VALUE OF
                                             NUMBER OF      UNEXERCISED
                     SHARES             UNEXERCISED OPTIONS IN-THE-MONEY
                    ACQUIRE ON   VALUE    EXERCISABLE/        OPTIONS
  NAME               EXERCISE   REALIZED  UNEXERCISABLE     EXERCISABLE/
                                                            UNEXERCISABLE

Frank J. Carcione        -           -        150,000            - (1)
President & Chief                           exercisable
Executive Officer
                         -           -         75,000            - (1)
                                            unexercisable

Joseph M. Murphy         -           -        127,500            - (1)
President & Chief                           exercisable
Executive Officer
                         -            -        62,500            - (1)
                                            unexercisable

Jeffrey Kraengel         -           -        100,000            $750
Executive Vice President                    exercisable
Source Division
                         -            -       100,000            $750
                                            unexercisable


(1) Value calculated based upon the average of the bid and ask price on December 31, 2001, which is less than the exercise price.

Certain Relationships and Related Transactions

     Since November 2, 1989, TelVue has funded its expansion and operating deficit from the proceeds from the sale of shares of TelVue's Common Stock and Preferred Stock to Mr. H.F. Lenfest, TelVue's majority stockholder ("Mr. Lenfest") and from borrowings from Mr. Lenfest. From November 1989 to February 1996, TelVue borrowed an aggregate of $6,128,712 from Mr. Lenfest.
 In addition to these borrowings, during January 1995, Mr. Lenfest purchased from Science Dynamics Corporation TelVue's non-interest bearing note in the amount of $541,000. On March 5, 2001, TelVue borrowed $650,000 from Mr. Lenfest to fund a portion of the Source acquisition, at an interest rate of prime plus one percent (1%) compounded and due on or
before January 1, 2004 (the "Acquisition Note") (see below).   TelVue
repaid the Acquisition Note in its entirety in 2001 (see below).

     On March 9, 2001, TelVue acquired substantially all of the assets of J.D. Kraengel and Associates, Inc. f/k/a Dacon Corporation d/b/a Source Communications Group ("Source") for $1.3 million (see Description of Business in the TelVue 2001 Annual Report). The assets, which consisted primarily of material contracts with equipment, software and communication service providers, were purchased for $1,000,000 in cash and $300,000 pursuant to a promissory note (the "Source Note"). The Source Note has a term of three years. Interest only is payable monthly during year one at the rate of 8% per annum. Beginning in year two, both principal and interest are payable monthly at the rate of 5.06% per annum. During the year ended December 31, 2001, TelVue paid $18,000 in interest on the Source Note and no principal. From January 1, 2002 through the Record Date, TelVue has made principal payments of $23,859 and interest payments of $8,480 on the Source Note. As of the Record Date the outstanding principal balance on the Source Note is $276,141. The acquisition of Source is part of TelVue's long-term business strategy to expand and diversify its operations. TelVue is cross-training its technical personnel to work within the Source business and has also hired sales representatives to promote the Source products.

     Effective as of March 31, 2002, TelVue obtained from Mr. Lenfest a written agreement stating he will not demand repayment of his loans or the cash payment of accrued interest on the loans through January 1, 2004. On January 1, 1999, TelVue began to pay current monthly interest payments to Mr. Lenfest from its monthly loan payment and applied the balance from the monthly payment to either principal or accrued interest. TelVue has decided to voluntarily make, and Mr. Lenfest has agreed to accept, monthly payments of at least $25,000 per month through December 31, 2002. TelVue may make monthly payments in excess of $25,000 when, in the opinion of management, TelVue has excess cash that is not needed to fund operations. During the year ended December 31, 2001, TelVue made total payments to Mr. Lenfest of $1,150,000 of which, $650,000 was applied to the borrowings for the Source purchase and the remainder applied to accrued and current month interest on various loans. From January 1, 2002 through to the Record Date, TelVue has made total payments of $325,000 to Mr. Lenfest and intends to continue to make voluntary payments throughout 2002. The monthly payment amount may vary during 2002 depending on the availability of cash.
 TelVue intends to continue to invest cash in the Source segment during 2002 in an effort to grow the business. The aggregate outstanding loan balance due to Mr. Lenfest as the Record Date is $541,000 in loan principal and $1,501,482 in accrued interest.

     At December 31, 2001, TelVue was indebted to Mr. Lenfest in the principal amount of $541,000 and $1,793,892 of accrued interest. Other related transactions are described in Notes 2, 5, 7 and 12 of the financial statements of TelVue in the 2001 Annual Report.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the TelVue's officers and directors, and persons who own more than ten percent of a registered class of TelVue's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on TelVue's review of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for such persons, TelVue believes that during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for the late filing of a Form 3 (information filed on a Form 5) by Joy Tartar.

          STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Stockholders intending to submit proposals to be included in TelVue's next Proxy Statement must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than January 14, 2003. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

     Stockholders intending to present proposals at the next annual meeting of TelVue, and not intending to have such proposals included in TelVue's next Proxy Statement must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than March 28, 2003. If notification of a stockholder proposal is not received by the above date, TelVue may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

                   INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Pressman Ciocca Smith LLP served as TelVue's independent certified public accountants for the year ended December 31, 2001 and will serve as TelVue's independent certified public accountants for the year ending December 31, 2002. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

     Aggregate fees billed by Pressman Ciocca Smith LLP to TelVue for the year ended December 31, 2001 are as follows:

     Audit Fees:   $24,095.  This amount includes fees for professional
     services rendered in auditing   TelVue's financial statements set
     forth in TelVue's Form 10-KSB for the year ended December 31, 2001, and the review of TelVue's quarterly financial statements set forth in TelVue's Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     Financial Information Systems Design and Implementation Fees: $-0-. During 2001, Pressman Ciocca Smith LLP did not provide professional services with regard to financial information design and implementation.

     All Other Fees: $19,939. These fees include fees in the amount of $12,388 for non-recurring services rendered in conjunction with the acquisition of Source Communications Group, including due diligence assistance, audit of the Source Communications Group financial statements and review of pro forma financial information on Form 8-K/A. The balance of the fees were incurred in connection with income tax compliance and various other consultations on financial reporting and other matters.

     The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Pressman Ciocca Smith LLP's independence.

                        OTHER INFORMATION

     A COPY OF TELVUE'S ANNUAL REPORT ON FORM 10-KSB FOR 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.

PROXY                         TELVUE CORPORATION               PROXY

     This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 14, 2002

     The undersigned hereby appoints Frank J. Carcione and Joseph M. Murphy proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hampton Inn, at 5000 Crawford Place, Mt. Laurel, NJ 08054 on June 14, 2002 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1. By returning this proxy card, the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matter incident to the conduct of the annual meeting.

1.   ELECTION OF DIRECTORS

     H.F. Lenfest, Frank J. Carcione, Joseph M. Murphy, H. Chase Lenfest, Joy Tartar, Neil Heller


     FOR all nominees listed above (except as marked to the contrary below.)

     WITHHOLD AUTHORITY to vote for nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

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     PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

     Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

     Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

Date:_________________________________, 2002
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Signature(s) of stockholder(s)